Exhibit 99.B(d)(90)

May 1, 2006

Kevin McGrory
Quantitative Management Associates LLC
Gateway Center 2
McCarter Highway and Market Street
Newark, New Jersey 07102

Re:          Establishing Trading Accounts and the Execution of Agreements
                On Behalf of the SEI Funds

Ladies and Gentlemen:

SEI Investments Management Corporation (the “Adviser” or “we”) provides management and advisory services to each of the registered investment companies included in the SEI Funds mutual fund complex (each, a “Trust” and, collectively, the “Trusts”).(1) In connection with the services provided to the Trusts, we periodically recommend the hiring of investment sub-advisers that will purchase and sell securities for the benefit of the portfolios of the Trusts (each, a “Fund” and, collectively, the “Funds”). Reference is made to the investment sub-advisory agreements between the Adviser and Quantitative Management Associates LLC (the “Sub-Adviser”), as identified on Schedule A attached hereto (collectively, the “Agreements”). Schedule A will be amended unilaterally by the Adviser, as necessary, to ensure the list of Agreements is current, and a copy of the new Schedule A will be provided to the Sub-Adviser.

The purpose of this letter is to provide the Sub-Adviser with written documentation evidencing certain aspects of the Sub-Adviser’s authority under the Agreements. As set forth in the Agreements, the Sub-Adviser shall, subject to supervision by the Adviser and a Trust’s Board of Trustees and the restrictions stated in a relevant Fund’s prospectus and statement of additional information, manage all of the securities and other assets of the Fund entrusted to the Sub-Adviser under the Agreements (the “Assets”), including the purchase, retention and disposition of the Assets. In order to facilitate the efficient management of the Assets, the Adviser and each Trust’s Board of Trustees has determined that the Agreements confer onto the Sub-Adviser the authority to exercise, to the extent consistent with the investment limitations and policies of a Fund, full discretion and act for a Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Accordingly, the Adviser and the Trusts’ Board of Trustees are of the view that, pursuant to the Agreements, the Sub-Adviser is authorized to (i)

(1)             The SEI Funds are composed of the following registrants: SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Liquid Asset Trust, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Tax Exempt Trust and SEI Index Funds.

establish trading accounts (e.g., future accounts) with registered broker/dealers and futures commission merchants and execute any necessary documentation therewith; and (ii) execute all other agreements, contracts and other documentation (e.g., ISDA agreements relating to swap contracts); provided, that, the Sub-Adviser reasonably considers such action necessary in relation to the purchase, retention and disposition of the Assets. All agreements, documents and instruments executed by the Sub-Adviser pursuant to the authority outlined in this letter shall be kept by the Sub-Adviser as part of a Fund’s records and, upon request, copies of such documents shall be transmitted to the Adviser.

The Adviser and each Trust’s Board of Trustees understands that a Fund will be bound by the terms of such documents executed by the Sub-Adviser on the Fund’s behalf to the same extent as if the Fund had executed such documents directly.

A certified copy of the resolutions approved by the Trusts’ Board of Trustees with respect to these matters has been included on Schedule B.

Very truly yours,

SEI Investments Management Corporation

By: /s/ Sofia A. Rosala

Name: Sofia A. Rosala

Title: Vice President & Assistant Secretary

SCHEDULE A

List of Investment Sub-Advisory Agreements

NAME OF TRUST	DATE OF AGREEMENT	FUND(S) COVERED UNDER THE AGREEMENT

SEI Institutional Managed Trust	July 1, 2003, as amended June 30, 2005	Large Cap Diversified Alpha Fund Large Cap Growth Fund

SEI Institutional International Trust	June 30, 2005	International Equity Fund

SEI Institutional Investments Trust	July 1, 2003, as amended June 30, 2005 and March 9, 2006	Large Cap Disciplined Equity Fund Large Cap Diversified Alpha Fund Large Cap Fund International Equity Fund World Equity Ex-US Fund

SCHEDULE B

SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI LIQUID ASSET TRUST
SEI ASSET ALLOCATION TRUST
SEI DAILY INCOME TRUST
SEI TAX EXEMPT TRUST
SEI INDEX FUNDS

Secretary’s Certificate

The undersigned, Timothy D. Barto, being the duly elected and acting Secretary of SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Liquid Asset Trust, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Tax Exempt Trust and SEI Index Funds, each a Massachusetts business trust (collectively, the “Trusts”), DOES HEREBY CERTIFY that attached hereto as Exhibit A are true, complete and correct resolutions of the Trusts’ Board of Directors relating to (1) their determination regarding the scope of the authority granted to the Trusts’ investment sub-advisers (the “Sub-Advisers”) pursuant to their investment sub-advisory agreements with SEI Investments Management Corporation (“SIMC”), the investment adviser to the Trusts; and (2) the authority of SIMC to transmit a letter to the Sub-Advisers evidencing the Sub-Adviser’s authority to establish trading accounts and execute agreements on behalf of the Trusts, such resolutions being adopted by the Trusts’ Board of Trustees on October 31, 2005, and such resolutions have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 2nd__ day of May, 2006.

SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI LIQUID ASSET TRUST
SEI ASSET ALLOCATION TRUST
SEI DAILY INCOME TRUST
SEI TAX EXEMPT TRUST
SEI INDEX FUNDS

/s/ Timothy D. Barto
Timothy D. Barto
Secretary

EXHIBIT A

SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI INSTITUTIONAL INTERNATIONAL TRUST
SEI LIQUID ASSET TRUST
SEI ASSET ALLOCATION TRUST
SEI DAILY INCOME TRUST
SEI TAX EXEMPT TRUST
SEI INDEX FUNDS

Approval of SIMC Authorization Letter

WHEREAS:                              Pursuant to the terms of the investment advisory agreements between SEI Investments Management Corporation (“SIMC”) and each of the SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust and SEI Institutional Investments Trust (each, a “Trust” and, collectively, the “Trusts”), SIMC is authorized to establish trading accounts and execute all agreements and other documentation, on behalf of a portfolio of a Trust, that SIMC reasonably considers necessary in relation to the purchase, retention and disposition of the portfolio’s assets (referred to herein as “Execution Authority”);

WHEREAS:                              Pursuant to the terms of the investment sub-advisory agreements between SIMC and the Trusts’ investment sub-advisers (the “Sub-Advisers”), SIMC has delegated its Execution Authority to the Sub-Advisers; and

WHEREAS:                              The Boards of Trustees have received and reviewed a form letter drafted by SIMC, in consultation with counsel, that is intended to be transmitted to each Sub-Adviser for the purpose of providing the Sub-Adviser with written documentation evidencing SIMC’s delegation of its Execution Authority to the Sub-Adviser (the “SIMC Authorization Letter”).

VOTED:                                                 That the SIMC Authorization Letter in substantially the form presented at this meeting be, and it hereby is, approved by each Trust’s Board of Trustees, subject to such changes as the officers of SIMC, with the advice of counsel, may deem necessary or appropriate; and

VOTED:                                                 That the appropriate officers of SIMC be, and they hereby are, authorized to transmit the SIMC Authorization Letter to the Trusts’ Sub-Advisers.